Exhibit 10.21

Execution Version

LICENSE AND COLLABORATION AGREEMENT

This License and Collaboration Agreement (the “Agreement”), dated as of the last signature hereunder (the “Effective Date”), is by and between Viela Bio, Inc., a company organized and existing under the laws of Delaware, United States of America (“Viela”), and Hansoh Pharmaceutical Group Company Limited, a company organized and existing under the laws of Cayman Islands (“Hansoh”). Viela and Hansoh are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Viela is developing inebilizumab and controls proprietary intellectual property rights relating thereto;

WHEREAS, Hansoh desires to obtain from Viela an exclusive license to Commercialize and a co-exclusive license to Develop the Licensed Product in the Field in the Territory (each as defined below), and Viela desires to grant such licenses, all under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

“Affiliate” means, with respect to a Party, any person or entity directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Party. For this purpose, “control” (including the terms controlling, controlled by and under common control with) means the power whether or not normally exercised, to direct the management and affairs of another corporation or other entity, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. In case of a corporation, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting securities shall in any case be deemed to confer “control”.

“Applicable Laws” means any and all laws, rules, regulations, directives, and guidance of any governmental authority, as amended from time-to-time, pertaining to any and all activities under this Agreement, including the FCPA and the UK Anti-Bribery Act.

“Biosimilar Product” means with respect to a Licensed Product in the Territory, a product that: (a) is available in a region in the Territory by a Third Party (not licensed, supplied or otherwise permitted by Hansoh or its Affiliates or licensees or either of their permitted sublicensees); (b) contains the Licensed Compound or substantial equivalent in such region; (c) is substantially similar to the Licensed Product with respect to its safety, efficacy, manufacturability and disposition; and (d) is approved by the NMPA or other equivalent Regulatory Authority in such region as a generic or a biosimilar drug in accordance with the Technical Guideline for the Research, Development and Evaluation of Biosimilars (Tentative) promulgated by the NMPA (or any successor guidance or legislation) or other applicable guidelines, regulations or laws of the equivalent Regulatory Authority in such region or country.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“BLA” means (a) a New Drug Application, a supplemental New Drug Application or a Biologics License Application, as defined in 21 C.F.R. §§ 314.50, 314.70 and 601.2, respectively, filed with the FDA with respect to a pharmaceutical product, or an equivalent application filed with a Regulatory Authority in the Territory for the purposes of Regulatory Approval, and (b) all supplements and amendments that may be filed with respect to any of the foregoing.

“Business Day” means each day of the week excluding Saturday, Sunday or a day on which commercial banks are open for business in the United States and the People’s Republic of China.

“Change of Control” means, with respect to either Party, (i) a merger, acquisition or consolidation with a Third Party which results in the voting securities of that Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, acquisition or consolidation, (ii) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of the Party, (iii) the sale or other transfer to a Third Party of all or substantially all of the Party’s business to which the subject matter of this Agreement relates, or (iv) the stockholders or equity holders of the Party shall approve a plan of complete liquidation of the Party or an agreement for the sale or disposition by the Party of all or a substantial portion of the Party’s assets, other than pursuant to the transaction as described above or to an Affiliate.

“cGMP” means current good manufacturing practices as specified in the Code of Federal Regulations the guidance documents of the U.S. Food & Drug Administration (“FDA”), applicable to the Manufacture of Licensed Product, as well as the comparable practices, regulations and documents of any other comparable Regulatory Authority including within the Territory, in effect as of the date of Manufacture of a particular batch of Licensed Product.

“Clinical Trials” means any clinical trial or any other test or study in human subjects, whether sponsor or principal investigator initiated, intended to determine the safety, tolerability, pharmacokinetics, efficacy, pharmacodynamics or benefit/risk analysis of a Licensed Product in human subjects as may be required by Applicable Law or recommended by a Regulatory Authority to obtain or maintain Regulatory Approval for a Licensed Product.

“CMC” means the chemistry, Manufacturing and controls.

“CRO” means a contract research organization.

“Combination Product” means (i) a Licensed Product that contains both the Licensed Compound and one or more other active pharmaceutical ingredients (“API”) whether marketed in a single pharmaceutical product or a co-packaged product; or (ii) a combination therapy that has received Regulatory Approval including a Licensed Product and another product including another API, where the pricing of the Licensed Product is lowered (whether by promotion, discount or otherwise) based on the purchase or use with such other product.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Commercialize” or “Commercialization” means all activities directed to marketing, promoting, advertising, exhibiting, distributing (including storage for distribution or inventory), detailing, selling (and offering for sale or contracting to sell) or otherwise commercially exploiting (including pricing and reimbursement activities) a Licensed Product.

“Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement, including to Develop or Commercialize the Licensed Product, those efforts and resources consistent with the usual practices of such Party in pursuing the development or commercialization of its own pharmaceutical products that are of similar market potential and strategic value as such Licensed Product, taking into account all relevant factors including product labeling or anticipated labeling, present and future market potential, past performance of such Licensed Product and such Party’s other pharmaceutical products that are of similar market potential, financial return, medical and clinical considerations, present and future regulatory environment and competitive market conditions, all as measured by the facts and circumstances at the time such efforts are due. Without limiting the foregoing, Commercially Reasonable Efforts require, with respect to such obligations, that the Party apply efforts sufficient to carry out the given obligation in a diligent and sustained manner without undue interruption, pause, or delay.

“Control” means, with respect to any compound, product, material, information, Patent, Trademark or other Intellectual Property right, that the Party (a) owns or has a license to such compound, product, material, information, Patent, Trademark or other Intellectual Property right and (b) has the ability to grant to the other Party access, a license or a sublicense (as applicable) to such compound, product, material, information, Patent, Trademark or other Intellectual Property right as provided for herein without (i) requiring the consent of a Third Party or (ii) violating the terms of any agreement or other arrangement with any Third Party. “Controlled” shall have the correlative meaning.

“Cover” means, with respect to a Patent and a Licensed Product, that the Manufacture, use, offer for sale, sale or import of such Licensed Product by an unlicensed Third Party would infringe a Valid Claim in such Patent; provided, however, that in determining whether a claim of a pending Patent application would be infringed, it shall be treated as if issued in the form then currently being prosecuted. “Covered” and “Covering” shall have the correlative meanings.

“Develop” or “Development” means to discover, research or otherwise develop a Licensed Product, including conducting any Clinical Trials and other activities directed to obtaining any Regulatory Approval, including any marketing, pricing or reimbursement approval. For the sake of clarity, Development shall not include any activities related to Commercialization or Manufacturing. Further, Development does not include obtaining Regulatory Approval.

“FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78dd-1, et seq.), as amended.

“Field” means all prophylactic, palliative, therapeutic or diagnostic uses of the Licensed Product as monotherapy or in combination with other agents in connection with all human diseases and disorders.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“First Commercial Sale” (FCS) means the first invoiced sale of the Licensed Product in a region in the Territory by or on behalf of Hansoh, its Affiliates or its permitted sublicensees to a Third Party, after the Regulatory Approval for the Licensed Product in the Territory.

“FTE Rate” means, (a) with respect to determining Fully Burdened Cost, the applicable rate per FTE for manufacturing and supply activities conducted by employees or contractors of Viela, which rate shall be determined by the Parties in the Supply Agreement and shall be a reasonable approximation of the average actual fully loaded costs of Viela for such FTEs, and (b) for Development activities and activities in connection with obtaining Regulatory Approval, the [***]. Once set, the FTE Rate for employees of Viela may be adjusted by Viela once per calendar year to reflect changes in such costs, including those caused by inflation or otherwise.

“FTE” means the [***].

“Fully Burdened Cost” means, with respect to any Licensed Product supplied by or on behalf of Viela to Hansoh hereunder: (a) if such Licensed Product (or any precursor or intermediate thereof) is manufactured by a Third Party manufacturer [***]. Such fully burdened costs shall be calculated in accordance with US GAAP, consistently applied.

“Fully Loaded Cost” means, with respect to any Global Study for the Licensed Product for a Viela LCM Indication conducted by or on behalf of Viela: (a) if such Global Study (or any portion of such Global Study) is conducted by a CRO, (i) the actual costs and expenses incurred by such CRO for conducting such Global Study (or any portion of such Global Study), including without limitation, [***]. Such fully loaded costs shall be calculated in accordance with US GAAP, consistently applied.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Global Enrollment” means, with respect to a Global Study, the total number of patients enrolled in such Global Study.

“Global Study” means a single- or multi-regional clinical study that is designed to obtain Regulatory Approvals for the Licensed Products in multiple regions and countries through the conduct of Clinical Trials for a Licensed Product in multiple countries, regions, territories and medical institutions conducted as part of one (1) unified Clinical Trial or separately but concurrently in accordance with a common clinical trial protocol.

“Hansoh Licensed Compound Inventions” means all Inventions, Patents, data, know-how and information relating solely to the Licensed Compound and/or Mono Product developed solely by Hansoh pursuant to this Agreement, including all Patents Covering the composition of matter, use, formulation, or Manufacture of the Licensed Compound and/or Mono Product. Hansoh Licensed Compound Inventions expressly excludes all Inventions, Patents, data, know-how and information relating to any API other than the Licensed Compound that is part of a Combination Product.

“IDL” means Import Drug License as that term may be defined by the NMPA.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Invention” means any invention, discovery or development, whether or not patentable, made, conceived or reduced to practice in the course of performance of this Agreement or with the use of Viela’s Confidential Information, whether made, conceived or reduced to practice solely by, or on behalf of, Hansoh, Viela, the Parties jointly, or any Affiliate of the same.

“Intellectual Property” means (i) rights associated with works of authorship, including without limitation, copyrights, copyrights restrictions, mask work rights, moral rights, and registrations and applications for registration of any of the foregoing, (ii) Patents, (iii) Inventions, (iv) Trademarks, (v) all rights related to trade secrets and know-how, and (vi) rights analogous to those set forth herein, and any and all other proprietary rights, whether or not registrable.

“LIBOR” means the London Interbank Offered Rate.

“Licensed Affiliate(s)” means the Affiliates of Hansoh set forth in Exhibit E.

“Licensed Compound” means the anti-CD19 monoclonal antibody inebilizumab, formerly known as MEDI-551, whose full-length heavy chain and light chain sequences are set forth in Exhibit B.

“Licensed IP” means (a) Licensed Patents and (b) Licensed Know-How.

“Licensed Know-How” means the Intellectual Property (other than the Licensed Patents and Viela Trademarks) Controlled by Viela or its Affiliates as of the Effective Date or at any time during the Term that are necessary or reasonably useful for the Development and Commercialization of the Licensed Product in the Field in the Territory.

“Licensed Patents” means the Patents Controlled by Viela or its Affiliates as of the Effective Date or at any time during the Term that are necessary or reasonably useful for the Development and Commercialization of the Licensed Product in the Field in the Territory, including the Patents as set forth in Exhibit A hereto.

“Licensed Product” means a pharmaceutical product that contains the Licensed Compound, whether as its sole API (the “Mono Product”) or in combination with one or more other APIs.

“Manufacture” or “Manufacturing” means any activities directed to producing, manufacturing, scaling up, processing, filling, finishing, packaging, labeling, quality assurance testing and release, shipping, and storage at manufacturing facilities of the Licensed Product or component thereof (including production of drug substance and drug product, in bulk form, for Development and Commercialization).

“Net Sales” means (X) with respect to a Licensed Product (subject to clause (Y) below, for a Combination Product), the gross amount billed or invoiced for the Licensed Product during such period by Hansoh, its Affiliates or sublicensees in the Territory to Third Parties (including wholesalers or distributors), less the following deductions, in each case, related specifically to the Licensed Product and actually allowed and taken by such Third Parties and not otherwise recovered by or reimbursed to Hansoh, its Affiliates, related parties and/or sublicensees, or any employee, officer, director, chairman or security holder of any of the foregoing:

(i) normal trade, cash and quantity discounts actually given in bona fide arm’s length transactions;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(ii) bona fide, arm’s length price reductions or rebates, retroactive or otherwise, imposed by or otherwise paid to governmental authorities or insurance payee;

(iii) taxes on sales (such as sales, value added, or use taxes but excluding Hansoh’s income taxes) to the extent added to the sale price and set forth separately as such in the total amount invoiced;

(iv) amounts repaid or credited by reason of rejections, return or recall;

(v) rebates or reimbursement (in accordance with its standard practices and consistent with GAAP) as being paid during the relevant time period to individual or group purchasers of the Licensed Product that are solely on account of the sale of such Licensed Product;

(vi) any invoiced amounts from the immediately prior period which are not collected and are written off in good faith by Hansoh or its Affiliate, including bad debts, but not to exceed [***] ([***]) [***] during such prior period; provided, that if any uncollected, written off or written down amounts are recovered, then such amounts would constitute part of Net Sales for the period in which such amounts are recovered;

(vii) freight, insurance and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced to the extent actually incurred and not charged to or reimbursed by the customer; and

(viii) any other similar and customary deductions that are required by GAAP.

and (Y) with respect to a Licensed Product that is a Combination Product, Net Sales of such Combination Product during such period (as determined in accordance with clause (X)) multiplied by (a) the fraction, A/(A+B), where A is the average sale price of the Licensed Product containing the Licensed Compound as its sole API when sold separately in finished form and B is the average sale price of the other active pharmaceutical ingredients included in the Combination Product when sold separately in finished form, provided, however, that the average gross selling price of the Combination Product (hereinafter “C”) is equal to or greater than the sum of A+B. In instances where C is less than the sum of A+B, then Net Sales of the Combination Product shall be multiplied by the fraction A/C; or if the Combination Product is sold separately, but the average gross selling price of the other active pharmaceutical ingredients cannot be determined, Net Sales of the Combination Product shall be equal to the Net Sales of the Combination Product multiplied by the fraction A/C, wherein A and C have the meaning set forth in the above paragraph; or in all other instances, Net Sales of the Combination Product shall be treated as Net Sales of Licensed Product for purposes of determining royalty payments.

Notwithstanding the foregoing, the Parties agree that, except in the case of a Combination Product consisting of the Licensed Compound [***], Net Sales attributable to Licensed Compound shall not be reduced to less than [***] ([***]) of actual Net Sales of such Combination Product.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Net Sales shall not include, to the extent for no consideration, transfers or dispositions for charitable, promotional, preclinical, clinical trial or Development, or regulatory purposes. Sales of Licensed Product among Hansoh, its Affiliates, and its sublicensees, where such Licensed Product is ultimately resold by the purchaser to an unaffiliated Third Party, shall not be included in Net Sales hereunder, but the resale of such Licensed Product by such purchaser to the unaffiliated Third Party shall be included in Net Sales.

All discounts, allowances, credits, rebates and other deductions in the immediately foregoing clauses (i) through (viii) shall be fairly and equitably allocated to the sale of the Licensed Product by Hansoh, its Affiliates or sublicensees (including sublicensees of a sublicensee), such that the Licensed Product does not bear a disproportionate portion of such deductions as compared to other products.

“NMPA” means the National Medical Products Administration of China, and any successor thereto.

“NMOSD” means neuromyelitis optica spectrum of diseases.

“Patents” means any patents and patent applications and all substitutions, divisionals, continuations, continuation-in-parts, any patent issued with respect to any such patent applications, any reissue, reexamination, utility models or design patents, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all counterparts thereof in any region or country.

“Person” means any individual, sole proprietorship, corporation, joint venture, limited liability company, partnership, limited partnership, limited liability partnership, trust or any other private, public or governmental entity.

“Prime Rate” means for any day a per annum rate of interest equal to the “prime rate,” as published in the “Money Rates” column of The Wall Street Journal, from time to time, or if for any reason such rate is no longer available, a rate equivalent to the base rate on corporate loans posted by at least percent (70%) of the ten largest U.S. banks.

“Pro-Rata Portion” means, with respect to a Global Study, (Territorial Enrollment / Global Enrollment) x Fully Loaded Costs of such Global Study.

“Regulatory Approval” means any approvals, registrations or authorizations by a Regulatory Authority, necessary for the manufacture, distribution, use, promotion, sale, marketing, development and commercialization of a pharmaceutical or biological product, including BLA, Licensed Product approvals, pricing approvals, import permits, IDLs and, in each case any supplements and amendments thereto but excluding reimbursement approvals.

“Regulatory Authority” means any national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, including the NMPA, involved in the granting of Regulatory Approval for pharmaceutical or biological products.

“SMO” means a site management organization.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Territorial Enrollment” means, with respect to a Global Study, the number of patients enrolled in the Clinical Trial sites in the Territory that are part of such Global Study.

“Territorial Enrollment Percentage” means a percentage that equals to (Territorial Enrollment / Global Enrollment).

“Territory” means the mainland of the Peoples’ Republic of China, Hong Kong, and Macau (with each deemed a region for the purposes of this Agreement).

“Third Party” means an individual, corporation, partnership, joint venture, limited liability entity, governmental authority, unincorporated organization, trust, association or other entity that is not related to (directly or indirectly), or an Affiliate of, a Party hereto.

“Third Party Obligations” means such payment obligations Viela owes under the Upstream Licenses.

“Trademarks” means trademarks, service marks, logos, slogans, trade names, Internet domain names and any other indicator of the source of origin of goods or services.

“UK Anti-Bribery Act” means the Bribery Act 2010 (c.23) of the United Kingdom, as amended.

“Upstream Licenses” means all agreements with Third Parties as of the Effective Date or entered into during the Term, pursuant to which Viela has licensed any of the Licensed IP or rights with respect to the Development, Manufacture and/or Commercialization of the Licensed Compound or Licensed Product from such Third Parties, or otherwise owes to such Third Parties any amounts for the Development or Commercialization of the Licensed Compound or Licensed Product, and such Third Parties are “Upstream Licensors.” Exhibit C contains a true and complete list of Upstream Licenses as of the Effective Date.

“Valid Claim” means a claim of a Patent which would be infringed (directly or indirectly) by the research, Development, Manufacture or Commercialization of Licensed Product in the Territory, and which claim (a) has not been rejected, revoked or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken, or (b) has not been finally abandoned, disclaimed or admitted to be invalid or unenforceable through reissue or disclaimer; provided that in the case of a pending patent application, it shall not have been pending for more than [***] from its earliest priority date.

“Viela LCM Indication” means any indication ([***]) selected by Viela for which Viela or its Affiliate will Develop the Licensed Product in or outside the Territory upon Viela’s written notice to Hansoh of such indication.

“Viela Trademarks” means the Trademarks owned by Viela for use on, with, or to refer to a Licensed Product (other than Viela’s corporate names and Trademarks), including those Trademarks, set forth in Exhibit D.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
Agreement	Preamble
Alliance Manager	Section 4.4
API	ARTICLE 1
Breaching Party	Section 11.3
CLL	Section 3.2
Commercialization Plan	Section 7.2
Confidential Information	Section 13.1
Cure Period	Section 11.3
Designee	Section 3.1(a)
Development Milestone Event	Section 5.2
Development Milestone Payment	Section 5.2
Development Plan	Section 3.3
Disclosing Party	Section 13.1
Effective Date	Preamble
Executive Officers	Section 4.3
FDA	ARTICLE 1
First Position Period	Section 7.1(a)(i)
Hansoh	Preamble
Hansoh Indemnitees	Section 10.2
Hansoh Opt-In	Section 3.1(b)(ii)
Hansoh Patents	Section 12.3(b)
Hansoh ROFN IP	Section 2.7
Hansoh Selected Indication	Section 3.2
ICC Rules	Section 14.6
Indemnification Claim Notice	Section 10.3(a)
Indemnified Party(ies)	Section 10.3(a)
Indemnifying Party(ies)	Section 10.3(a)
JCC	Section 4.1
JCC Member	Section 4.2
Joint Inventions	Section 12.1
Joint Patents	Section 12.3(c)
Licenses	Section 2.1
Losses	Section 10.1
[***]	[***]
Mono Product	ARTICLE 1
[***]	[***]
Negotiation Period	Section 2.7
[***]	[***]
Notice of Interest	Section 2.7
Party(ies)	Preamble
Pharmacovigilance Agreement	Section 3.6
Public Official	Section 9.2(f)
Product Marks	Section 7.4
Quarterly Minimum Payment	Section 5.4(b)

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Definition	Section
RA	Section 3.2
Receiving Party	Section 13.1
Royalty Term	Section 5.4(b)
Sales Milestone Event	Section 5.3
Sales Milestone Payment	Section 5.3
Sole Inventions	Section 12.1
Supply Agreement	ARTICLE 6
Term	Section 11.1
Terminated Indication	Section 3.1(b)(iii)
Terminating Party	Section 11.3
Third Party Claim	Section 10.1
Transaction	Section 2.7
Transition Period	Section 11.5(c)
Upstream Licensors	ARTICLE 1
VAT	Section 5.6
Viela	Preamble
Viela Indemnitees	Section 10.1

ARTICLE 2

LICENSE GRANT

Section 2.1 License Grant to Hansoh. Subject to the terms of this Agreement, Viela hereby grants to Hansoh and its Licensed Affiliates (i) an exclusive (even as to Viela and its Affiliates), royalty-bearing, and sublicensable (in accordance with Section 2.2) license, under the Licensed IP, to import, sell, have sold, offer for sale, and otherwise Commercialize the Licensed Products, during the Term in the Field and in the Territory in accordance with the terms and conditions in this Agreement (the “Licenses”); and (ii) a co-exclusive license with Viela to Develop the Licensed Product in the Territory; provided that Viela shall have the sole right to obtain and will be the holder of any Regulatory Approvals within the Territory for any Licensed Product if doing so requires or provides access to information, regulatory materials or submissions related to the CMC process, activities, or requirements of Licensed Compound. For clarity for any Combination Product that includes separate products, Viela will not be the holder of the Regulatory Approval for a product that does not include the Licensed Compound where the holder of any Regulatory Approval for such product would not have access to information, regulatory materials or submissions related to the CMC process, activities, or requirements of Licensed Compound. In the event Viela agrees to transfer ownership of the Regulatory Approval to Hansoh, Hansoh will accept such transfer. Hansoh assumes full responsibility for the performance of the Licensed Affiliates pursuant to this Agreement and any breach by any Licensed Affiliates of this Agreement. Hansoh may request that additional Affiliates be added as Licensed Affiliates for purposes of enabling Hansoh to exercise the Licenses, subject to Viela’s consent, such consent not to be unreasonably withheld. Notwithstanding anything to the contrary in this Agreement, Viela hereby expressly retains, on behalf of itself (and its Affiliates, licensees, and sublicensees) (a) all rights under the Licensed IP to fulfill, either itself, or through its Affiliates or through subcontractors,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Viela’s obligations or rights under this Agreement (including the activities contemplated under ARTICLE 3), and (b) the non-exclusive rights under the Licensed IP to Develop or have Developed the Licensed Product in the Territory solely to support (1) the Development and Commercialization of the Licensed Product by Viela outside of the Territory or (2) the Development and Commercialization of the Licensed Products by Hansoh in the Territory (including through the conduct of Global Studies by Viela pursuant to ARTICLE 3).

Section 2.2 Sublicense. The Licenses shall be sublicensable to Third Parties only with Viela’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. Any sublicense granted under Section 2.1 above shall refer to and be subordinate to this Agreement and, except to the extent the Parties may otherwise agree in writing, must be consistent in all material respects with the terms and conditions of this Agreement. Hansoh assumes full responsibility for the performance of all obligations by and observance of all terms imposed on any sublicensee. Hansoh agrees to promptly furnish Viela with a true and complete copy of each sublicense agreement entered into within [***] ([***]) [***] of execution, subject to reasonable redaction by Hansoh in its reasonable discretion.

Section 2.3 Upstream Licenses. Hansoh acknowledges and agrees that (a) the Licenses granted by Viela to Hansoh pursuant to Section 2.1 constitutes a sublicense under certain of the Upstream Licenses, (b) Hansoh shall comply with all terms and conditions applicable to Hansoh of each applicable Upstream License pursuant to which Hansoh is a sublicensee; and (c) as set forth herein or otherwise at Viela’s request, Hansoh shall provide all information and cooperation to Viela as is reasonably necessary for Viela to comply with its obligations under each Upstream License related to the Territory.

Section 2.4 Exclusivity; Non-compete.

(a) Viela hereby covenants that other than as expressly permitted under this Agreement with respect to the Licensed Products, it shall not (and shall cause its Affiliates not to), during the Term, (i) Develop, obtain Regulatory Approval for, Manufacture, import or Commercialize any Licensed Product in the Territory, either on its own, with or through any Affiliate, or in collaboration with a Third Party, or (ii) cause any Affiliate, related party, or Third Party to Develop, obtain Regulatory Approval for, Manufacture, import or Commercialize any Licensed Product in the Territory.

(b) Hansoh hereby covenants that other than as expressly permitted under this Agreement with respect to the Licensed Products, it shall not (and shall cause its Affiliates not to), for itself or for any Third Party, provide any services to or undertake any services on behalf of, or Develop, obtain Regulatory Approval for, Manufacture, or Commercialize, in each following case in the Territory (or intended for sale in the Territory), without Viela’s written approval [***]. Any non-compete obligations of Hansoh with respect to any pharmaceutical products for any Viela LCM indication will be discussed by both Parties in good faith once a Hansoh Opt-In occurs for the Licensed Product for such Viela LCM Indication.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Section 2.5 Subcontracting. Hansoh may subcontract the performance of any Development or Commercialization activities conducted hereunder to any of its Affiliates or any Third Party, provided that: (a) such subcontractor has entered or shall enter into, prior to performing activities under this Agreement, an appropriate written agreement obligating such subcontractor to be bound by obligations of confidentiality that are no less restrictive than the obligations set forth in ARTICLE 13; (b) Hansoh shall retain or obtain ownership of any Inventions and all Intellectual Property rights therein made solely by such subcontractor in performing such services (other than Inventions which constitute developments or improvements to the processes, systems or base technology of such subcontractor); (c) Hansoh shall oversee the performance of any subcontracted activities in a manner that would be reasonably expected to result in their successful and timely completion; and (d) Hansoh shall at all times remain responsible for the performance of such subcontracted activities as if such activities were performed by Hansoh.

Section 2.6 License to Viela. Subject to the terms of this Agreement, Hansoh hereby grants to Viela, under the Hansoh Licensed Compound Inventions, (a) an exclusive (even as to Hansoh and its Affiliates), irrevocable, fully paid-up, sublicensable through multiple tiers and transferable license to make, have made, import, export, use, have used, register, sell, offer for sale, or otherwise Manufacture, Develop, obtain Regulatory Approvals for, and Commercialize the Licensed Product outside the Territory; and (b) a co-exclusive, together with Hansoh and its Affiliates, irrevocable, fully paid-up, sublicensable through multiple tiers and transferable license to Develop and Manufacture the Licensed Product in the Territory. For clarity, the foregoing shall not constitute a license grant from Viela to Hansoh to Manufacture the Licensed Compound in the Territory, unless the Parties agree otherwise in writing. Upon the request of Viela from time to time during the Term, Hansoh shall promptly deliver to Viela a list of all Hansoh Licensed Compound Inventions then in existence.

Section 2.7 Right of First Negotiation. Hansoh will promptly notify Viela upon the creation of any Hansoh ROFN IP, subject to its or its Affiliates’ confidentiality obligations to Third Parties. During the Term, and unless prohibited pursuant to Hansoh’s or its Affiliate’s obligations to Third Parties, Viela will have the first right to negotiate a transaction involving rights under the Hansoh ROFN IP to develop and commercialize products outside the Territory (a “Transaction”). Viela will have [***] ([***]) [***] from the receipt of such notice to provide Hansoh written notice that it desires to enter into good faith negotiations with Hansoh regarding a Transaction (a “Notice of Interest”). If Viela gives a timely Notice of Interest, then the Parties shall negotiate exclusively, reasonably and in good faith concerning the terms of a Transaction for a period of [***] ([***]) [***] (“Negotiation Period”). If Viela (i) gives notice that it does not wish to pursue a Transaction, (ii) fails to give a timely Notice of Interest of its desire to negotiate a Transaction, or (iii) the Parties fail to reach agreement on the terms of a Transaction prior to the expiration of the Negotiation Period, then Viela’s rights pursuant to this Section 2.7 will expire with respect to the applicable Hansoh ROFN IP and Hansoh shall be free to enter into a Transaction with any Third Party. For purposes of this Section 2.7, “Hansoh ROFN IP” means the Intellectual Property rights Controlled by Hansoh or its Affiliates and related to or useful for the formulation, manufacture or use of the Licensed Compound, but excluding Hansoh Licensed Compound Inventions.

Section 2.8 No Other Licenses. No rights or licenses in or to any Intellectual Property, whether by implication, estoppel, or otherwise, are hereby granted, other than the license rights that are expressly granted under this Agreement. Further, notwithstanding anything to the contrary in this Agreement, Viela will not be obligated to provide to Hansoh any information, regulatory materials or submissions related to the CMC process, activities, or requirements of Licensed Compound or Licensed Product.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ARTICLE 3

DEVELOPMENT; REGULATORY

Section 3.1 Viela Development Responsibilities.

(a) General Responsibilities. Viela shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for the Mono Product from the FDA for the NMOSD indication. Subject to the terms and conditions in this ARTICLE 3, Viela has the sole right and discretion to Develop and obtain Regulatory Approval for the Mono Product for any Viela LCM Indication outside and in the Territory. Hansoh will use Commercially Reasonable Efforts to Develop the Licensed Products approved by the JCC in the Territory, subject to Section 3.1(b). Hansoh shall perform all Development-related activities as set forth in the Development Plan (which will include providing personnel and/or lab resources) and will provide to Viela all information and cooperation necessary or useful for obtaining Regulatory Approvals for the Licensed Products in the Territory (including, by providing personnel to attend any regulatory meetings and producing any documents to support the regulatory submissions). Viela will use Commercially Reasonable Efforts to obtain Regulatory Approvals for the Mono Products and other Licensed Products approved by the JCC in the Territory. Neither Party will Develop or obtain Regulatory Approval for any Licensed Product other than a Mono Product in the Territory that is not approved by the JCC. Viela, or an entity designated by Viela (“Designee”), shall own all Regulatory Approvals for the Licensed Products in the Territory and all regulatory submissions in connection therewith.

(b) Viela LCM Indications; Global Study. Prior to the initiation of any Global Study for any Viela LCM Indication in connection with the Mono Product, Viela will notify Hansoh of such proposed Global Study. Within [***] ([***]) [***] of such notice, Hansoh may request that Viela include any region in the Territory in any Global Study for the Licensed Product for any Viela LCM Indication. Viela shall consider Hansoh’s request in good faith; provided that for clarity, Viela shall have the sole discretion to decide whether to include any region in the Territory in any Global Study for the Licensed Product for any Viela LCM Indication.

(i) With respect to any Global Study for the Licensed Product for a Viela LCM Indication for which Viela is willing to include Clinical Trial sites in the Territory, Viela shall provide Hansoh with a notice of such decision along with a study schematic and rationale for the Global Study for Hansoh’s review. Hansoh shall have [***] ([***]) [***] following the receipt of notice to elect to participate in such Global Study.

(ii) For any Global Study for the Licensed Product for a Viela LCM Indication involving Clinical Trial sites in Territory that Hansoh elects to participate in (such election, a “Hansoh Opt-In”), then (A) such Global Study shall be included in the Development Plan; (B) Hansoh shall be responsible for, at Hansoh’s option, either (i) a Pro-Rata Portion of the Fully Loaded Costs for such Global Study for such Viela LCM Indication, provided that if the Territorial Enrollment Percentage of a Global Study is [***] ([***]), then Hansoh shall be responsible for [***] ([***]) of the Fully Loaded Costs of such Global Study; or (ii) all costs for the Clinical Trials conducted within the Territory as part of such Global Study, including the Fully Burdened Costs of the Licensed Products for such Clinical Trials and the Territorial Enrollment

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Percentage portion of the costs incurred by Viela for Development activities necessary in support of such Global Study as a whole and not directly attributable to a specific portion of such Global Study outside the Territory, whereby Hansoh shall act as a CRO for Viela, subject to Viela’s prior approval on a Clinical Trial-by-Clinical Trial basis; (C) Viela shall be responsible for all other costs and expenses associated with such Clinical Trials; and (D) Viela shall be responsible for any and all activities in connection with such Global Study and keep Hansoh reasonably informed of such activities to the extent relating to the Territory; provided that (E) Hansoh may not terminate its participation without Viela’s prior written consent once a Hansoh Opt-In occurs with respect to a Global Study for the Licensed Product for a Viela LCM Indication.

(iii) For any Global Study for the Licensed Product for any Viela LCM Indication involving Clinical Trial sites in the Territory, if (A) a Hansoh Opt-In does not occur within the [***] ([***]) [***] period, or (B) after Hansoh Opt-In occurs, Hansoh fails to use Commercially Reasonable Efforts to perform its Development obligations in accordance with this Agreement and the Development Plan, including paying for the applicable portion of the Fully Loaded Costs of such Global Study in accordance with Section 3.1(b)(ii), then (1) Hansoh shall be deemed to have forfeited its right to the Licensed Product for such Viela LCM Indication (“Terminated Indication”) in the Territory and such rights in relation to the Licensed Product for such Terminated Indication in the Territory shall immediately revert back to Viela (including the right to Commercialize and to grant licenses in relation to the Licensed Product for such Viela LCM Indication to a Third Party); (2) Viela’s obligations pursuant to this Agreement shall not apply with respect to the Licensed Product for such Terminated Indication in the Territory; and (3) the Terminated Indication will be expressly excluded from the definition of Viela LCM Indications.

Section 3.2 Hansoh Selected Indications. At Hansoh’s option, Hansoh will use Commercially Reasonable Efforts to [***], and any other indication that is not a Viela LCM Indication to be proposed by Hansoh and approved by Viela during the Term to replace one or more of the foregoing, which approval shall not be unreasonably withheld (each of such selected indications, a “Hansoh Selected Indication”). The specific indications selected, and whether more than two indications are selected, shall be at Hansoh’s sole discretion. Hansoh will provide Viela with notice of any Hansoh Selected Indication and promptly thereafter will provide a proposed amendment to the Development Plan for the Development of such Hansoh Selected Indication.

Section 3.3 Development Plan. All Development in the Field in the Territory under this Agreement shall be conducted pursuant to a written development plan (as amended from time to time in accordance with this Section 3.3 and Section 4.5 (the “Development Plan”)). Hansoh will provide a proposed initial Development Plan to the JCC within [***] ([***]) [***] of the Effective Date. The initial Development Plan shall be agreed upon by the Parties through the JCC within [***] ([***]) [***] following receipt. The Development Plan will include each Party’s responsibilities for the Development of the Licensed Product in the Field in the Territory in reasonably sufficient detail, including a timeline for submission of applicable BLA or IDL to the NMPA and from time to time following the Effective Date, Hansoh shall have the right to propose amendments or modifications to the Development Plan in consultation with Viela, and shall submit such proposed amended or modified Development Plan to the JCC for review and comment. If such proposed amended or modified Development Plan is approved by the JCC, then such amended or modified Development Plan shall become effective and binding upon the Parties.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Section 3.4 Development Cost. Hansoh shall bear (i) all costs and expenses in respect of the Development of the Licensed Product for the NMOSD indication, the Viela LCM Indications, and Hansoh Selected Indications in the Territory, including the Fully Burdened Costs of the Licensed Products used for such Development; provided that the costs and expenses for any Global Study for the Licensed Product for a Viela LCM Indication will be calculated in accordance with Section 3.1(b)(ii); and (ii) any and all costs and fees associated with applying for and obtaining Regulatory Approval in the Territory for the Licensed Products. Viela may invoice Hansoh on a [***] for the costs incurred by Viela or Designee, and Hansoh shall pay the amount invoiced within [***] ([***]) [***] after the receipt of any such invoice.

Section 3.5 Records; Reporting. The Parties will maintain complete, current and accurate records of all Development activities conducted in the Territory by or on behalf of it or its Affiliates, contractors or sublicensees, and all data and other information resulting from such activities consistent with its standard practices in accordance with all Applicable Laws; provided that Hansoh will be solely responsible for the maintenance of such records related to any services or assistance provided to Viela pursuant to the Development Plan in accordance with this Section 3.5. Such records shall fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes. Within [***] ([***]) [***] of [***], the Parties will submit periodic reports to the JCC summarizing in reasonable detail all activities related to the Development of the Licensed Product in the Field in the Territory during the preceding [***] ([***]) [***] period; provided that any such report by Viela need not include the details of any services or assistance provided to Viela by Hansoh. Such report will include a summary of the results of Clinical Trials in connection with Regulatory Approvals for the Licensed Product in the Territory.

Section 3.6 Safety Data Exchange Agreement. Within [***] ([***]) [***] of the Effective Date, but in any event prior to commencement of any Clinical Trials with respect to the Licensed Product in the Territory, the Parties will in good faith negotiate and finalize a separate safety data exchange agreement (the “Pharmacovigilance Agreement”), the terms of which shall set forth the obligations, procedures and timelines for Hansoh to report information (such as the occurrence of adverse events and serious adverse events) observed in connection with the Licensed Product in order to enable Viela to comply with its safety reporting obligations to Regulatory Authorities in and outside the Territory. Prior to the execution of the Pharmacovigilance Agreement, Hansoh shall promptly notify Viela of any information observed in connection with the Licensed Product necessary to enable Viela to comply with its safety reporting obligations to Regulatory Authorities in and outside the Territory. Any serious adverse events would be reported to Viela within [***] after their occurrence. Viela shall maintain the global safety database for the Licensed Product, which shall include adverse events and other information relating to the safety of the Licensed Product. Upon reasonable advanced request by Hansoh, Viela shall make the data maintained in the global safety database accessible and available to Hansoh in the form in which such data is then-currently maintained by Viela.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ARTICLE 4

JOINT COORDINATION COMMITTEE

Section 4.1 Joint Coordination Committees. Promptly, but not later than [***] ([***]) [***] following with Effective Date, the Parties shall form a joint coordination committee (“JCC”) to oversee, coordinate and review recommendations and approve decisions in respect of the matters set forth hereunder, including the overall strategy for Developing, supply and Commercializing the Licensed Product in the Territory, so as to maximize the commercial potential of Licensed Product in the Territory while harmonizing such efforts with the Development and Commercialization of the Licensed Product outside the Territory.

Section 4.2 Members. The JCC shall comprise [***] ([***]) [***] members (each, a “JCC Member”). Each Party shall have the right to appoint [***] ([***]) [***] to serve on the JCC, where each JCC Member shall be a member of management of the appointing Party. Each Party will have the right to replace its JCC Members upon written notice to the other Party.

Section 4.3 Governance. The JCC shall meet on a quarterly basis, or as frequently as the Parties agree to. The JCC may meet in person or by means of teleconference, Internet conference, videoconference or other similar communication method. Decisions at the JCC shall be made unanimously, with a quorum consisting of [***] ([***]) JCC Members and the representatives of each Party collectively having [***] ([***]) [***]. In the event of a deadlock at the JCC, then the deadlocked dispute shall be escalated to the Parties’ Chief Executive Officers (or an executive officer of a Party designated by the Chief Executive Officer of such Party who has the power and authority to resolve such matter) (the “Executive Officers”) for review and resolution. To the extent that the Parties’ Executive Officers cannot resolve such dispute within [***] ([***]) [***] after escalation to the Executive Officers, then Hansoh shall have final decision-making authority on all matters relating solely to the Commercialization of Licensed Product solely in the Territory except if Viela considers in good faith that the decision regarding a matter would likely have a materially negative impact on the (a) Development, Regulatory Approval, Manufacture or Commercialization of Licensed Product outside the Territory, (b) Regulatory Approval or Manufacture of Licensed Product in the Territory, or (c) any Global Study of Licensed Product, in which cases, Viela shall have the final decision-making authority over such matter. Viela shall have final decision-making authority on all matters relating solely to Regulatory Approval or Manufacture of Licensed Products in or outside the Territory.

Section 4.4 Alliance Managers; Non-Member Attendance. Promptly after the Effective Date, each Party will appoint a person who will oversee interactions between the Parties (each, an “Alliance Manager”). The Alliance Mangers will attend meetings of the JCC, as non-voting participants at such meetings. The Alliance Manager will be responsible for maintaining minutes of all the meetings with the understanding that draft meeting minutes will be sent for review within [***] ([***]) [***] after each JCC meeting. The Alliance Managers will be further responsible for creating and maintaining collaborative, efficient and responsive communication within and between the Parties, and for day-to-day management of operational matters other than matters within the remit of the JCC. The Alliance Managers shall have no authority to modify this Agreement or waive any non-compliance with its terms. Each Party will have the right to replace its Alliance Manager upon written notice to the other Party. Further, each Party may from time to

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

time invite a reasonable number of participants, in addition to its JCC Members and Alliance Manager, to attend a meeting of the JCC (in a non-voting capacity) in the event that the planned agenda for such meeting would require such participants’ expertise; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide [***] ([***]) [***] prior written notice to the other Party and shall ensure that such Third Party is bound by a written confidentiality and non-use agreement consistent with the terms of this Agreement.

Section 4.5 Responsibilities of the JCC. The JCC shall have the following responsibilities:

(i) [***];

(ii) [***].

(iii) [***].

(iv) [***].

(v) [***].

(vi) [***].

(vii) [***].

(viii) [***].

(ix) [***].

(x) [***].

(xi) [***].

Section 4.6 Limitation of JCC Authority. The JCC shall only have the powers expressly assigned to it in this ARTICLE 4 and elsewhere in this Agreement and shall not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive or determine either Party’s compliance with the terms and conditions of under this Agreement; or (c) decide any issue in a manner that would conflict with the express terms and conditions of this Agreement.

ARTICLE 5

MILESTONES AND ROYALTIES

Section 5.1 Upfront Payment. Hansoh shall pay to Viela a one-time, irrevocable and non-creditable upfront payment of Twenty Million Dollars ($20,000,000), [***] after the Effective Date, and the remaining [***] ([***]) shall be payable within [***] ([***]) [***] after the Effective Date, for both payments Viela shall issue an invoice to Hansoh at least [***] ([***]) [***] prior to the due date.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Section 5.2 Development Milestone Payments. Hansoh shall pay to Viela the milestone payments as set forth in this Section 5.2 (each, a “Development Milestone Payment”). Viela shall notify Hansoh in writing of the achievement by or on behalf of Viela, its Affiliates or sublicensees of any and each milestone event (each, a “Development Milestone Event”) set forth in the table below promptly following the occurrence thereof, but in no event later than [***] ([***]) [***] following the occurrence thereof. Viela shall issue an invoice to Hansoh for the amount of the milestone payment corresponding to such achieved milestone event, and Hansoh shall pay to Viela such invoiced amount within [***] ([***]) [***] after receipt of Viela’s invoice.

Development Milestone Event	Development Milestone Payment
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]
[***]	[	***]

For clarity, each Development Milestone Payment stated in this Section 5.2 shall be paid no more than once under this Agreement, regardless of whether or not similar achievement(s) are thereafter made for the Licensed Product, and shall exclude subsequent approvals or label expansion involving additional sub-populations (whether defined by biomarker or line of treatment) or use in combination regimens.

Section 5.3 Sales Milestone Payments. Subject to the terms and conditions of this Agreement, Hansoh shall pay to Viela the following one-time sales milestone payments (each, a “Sales Milestone Payment”) following the achievement of each event described in the below table (each, a “Sales Milestone Event”). Hansoh shall notify Viela in writing of the achievement of each Sales Milestone Event within [***] ([***]) [***] following the end of the calendar quarter in which such Sales Milestone Event is achieved, and Viela shall promptly issue an invoice to Hansoh for the amount of the corresponding Sales Milestone Payment. Hansoh shall pay to Viela such invoiced amount within [***] ([***]) [***] after receipt of Viela’s invoice.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Sales Milestone Event	Sales Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each Sales Milestone Payment will be payable only one-time and only upon the first achievement of the applicable Sales Milestone Event in the Territory, and no amounts would be due for subsequent or repeated achievements. For clarity, the Sales Milestone Payments in this Section 5.3 shall be additive such that if multiple Sale Milestone Events specified above are achieved in the same calendar year, then the Sale Milestone Payments for all Sale Milestone Events achieved in such calendar year shall be payable within [***] ([***]) [***] after the end of such calendar quarter in which such multiple Sales Milestone Events were achieved in such calendar year.

Section 5.4 Royalty Payments.

(a) Royalty Rates. Within [***] ([***]) [***] after the end of each calendar quarter, commencing with the calendar quarter during which the First Commercial Sale of a Licensed Product is made anywhere in the Territory and during the applicable Royalty Term, Hansoh shall make royalty payments to Viela based on Net Sales of all Licensed Products sold in the Territory in accordance with the table below. Within [***] ([***]) [***] after the end of each calendar quarter during the Term, Hansoh shall provide to Viela a report that contains the following information for the applicable calendar quarter, on a region-by-region basis: (i) the amount of Net Sales of such Licensed Product, (ii) a calculation of the royalty payment due on such Net Sales, including any royalty reduction made in accordance with Section 5.4(d), and (iii) the exchange rate used for converting any Net Sales recorded in a currency other than Dollars. In the case that the annualized royalty rate during a particular calendar year is more than that set forth in the table below, the corresponding overpayment received by Viela shall be credited to Hansoh against subsequent royalty payments; and in the case that the annualized royalty rate during a particular calendar year is less than that set forth in the table below, Hansoh shall pay the difference within [***] ([***]) [***] after receipt of Viela’s invoice.

Threshold of the Net Sales of all Licensed Products	Royalty %
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(b) Royalty Term. Hansoh shall pay to Viela the foregoing royalties, on a region-by-region and Licensed Product indication-by-indication basis, from the First Commercial Sale of a Licensed Product in the Territory until the later of (a) [***] from First Commercial Sale, (b) the expiration of the last Valid Claim of a Licensed Patent with respect to such region; or (c) expiration of market exclusivity in such region (the “Royalty Term”). During the Term but after the Royalty Term (to the extent the Term is longer than the Royalty Term), Hansoh shall only be obligated to pay Viela the Quarterly Minimum Payment.

(c) Quarterly Minimum Payment. During the Term, within the Territory, on a region-by-region and Licensed Product indication-by-indication basis, Hansoh will pay to Viela an annual payment equal to all amounts due in respect of the Third Party Obligations with respect to the Territory for each calendar quarter (“Quarterly Minimum Payment”) within [***] ([***]) [***] following receipt of Viela’s invoice. In the case that the total royalty payment received by Viela during a particular calendar quarter is equal to or more than Quarterly Minimum Payment due to Viela for such calendar quarter, the Quarterly Minimum Payment will be waived; and in the case that total royalty payment received by Viela during a particular calendar quarter is less than the Quarterly Minimum Payment due to Viela for such calendar quarter, Hansoh shall pay the difference within [***] ([***]) [***] following receipt of Viela’s invoice.

(d) Royalty Reductions.

(i) Third Party License. If Hansoh reasonably determines in good faith that it is required to obtain a license from a Third Party (other than licenses associated with the Third Party Obligations) to any Intellectual Property right in order to make, use, import, export, sell, or offer for sale or otherwise Commercialize the Licensed Product in any region in the Territory, then the amount of Hansoh’s royalty payments to Viela under Section 5.4(a) shall be reduced by offsetting up to [***] ([***]) of the royalty amounts payable by Hansoh to such Third Party, subject to Section 5.4(d)(iii).

(ii) Biosimilar Entry. If, upon entry of one or more Biosimilar Product(s) with respect to Licensed Product in Territory such that annual Net Sales of the Licensed Product by or on behalf of Hansoh, its Affiliates and sublicensees in the Territory decrease by [***] ([***]), as compared to the average annual Net Sales of Licensed Product in the Territory for [***] prior to entry of the first Biosimilar Product in the Territory, then the amount of Hansoh’s royalty payments to Viela under Section 5.4(a) shall be reduced by [***] ([***]), subject to Section 5.4(d)(iii).

(iii) Cumulative Deductions. With respect to a Licensed Product in the Territory, in no event shall a deduction or cumulative deductions reduce the royalty payment made by Hansoh in respect of Net Sales of such Licensed Product in the Territory by more than [***] ([***]) of the royalties otherwise payable by Hansoh to Viela under Section 5.4(a) with respect to such Licensed Product.

Section 5.5 Payments.

(a) Mode of Payment. All payments to be made under this Agreement shall be made in U.S. Dollars and shall be paid by electronic transfer in immediately available funds to such bank account in the United States as is designated in writing by Viela. All payments shall be free and clear of any transfer fees or charges.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(b) Currency Exchange Rate. All payments under this Agreement shall be payable in U.S. Dollars. The rate of exchange to be used in computing the amount of currency equivalent in U.S. Dollars for calculating Net Sales in a calendar quarter (for purposes of both the royalty calculation and whether a Net Sales milestone has been achieved) shall be made at the average exchange rate as published by the Wall Street Journal for such calendar quarter, or such other source as the Parties may agree in writing.

Section 5.6 Taxes. Except as otherwise stated, each Party will be responsible for all taxes, fees, duties, levies or similar amounts imposed on its income, assets, capital, employment, personnel, and right or license to do business. [***].

ARTICLE 6

COMMERCIAL SUPPLY

Within [***] ([***]) [***] following the Effective Date, the Parties will execute a separate supply agreement containing supply and quality terms and conditions (the “Supply Agreement”) in accordance with the binding term sheet set forth in Exhibit F. Subject to this ARTICLE 6, and the terms and conditions of the Supply Agreement, Viela shall supply to Hansoh, and Hansoh hereby agrees to purchase from Viela, any and all requirements of Licensed Product for Commercialization in the Territory during the Term. [***]. Viela shall invoice Hansoh for the Licensed Compound and Licensed Product upon delivery and Hansoh shall pay the amount invoiced within [***] ([***]) [***] after its receipt of the invoice. Hansoh or its Affiliates shall (i) obtain and maintain all required import licenses, and shall serve as importer of record for all Licensed Products delivered in or into any region in the Territory pursuant to this Agreement and the Supply Agreement; and (ii) be responsible for all customs’ duties, import tariffs and the like for the importation of the Licensed Product in or into any region in the Territory. This ARTICLE 6 does not apply to the provision or pricing of Licensed product for use in Development activities.

ARTICLE 7

COMMERCIALIZATION

Section 7.1 Commercialization Diligence. Hansoh shall be responsible for, and shall use Commercially Reasonable Efforts to Commercialize each Licensed Product in the Field in each region in the Territory, including the timely performance of all activities set forth in the Commercialization Plan for such Licensed Product, at its sole cost and expense. Hansoh commits to utilize at least [***] ([***]) [***] for the first Licensed Product indicated for NMOSD, and to expend such resources comparable with Hansoh’s other products for the promotion and sales investments of Licensed Products. The activities of Hansoh’s Affiliates and sublicensees shall be attributed to Hansoh for the purposes of evaluating Hansoh’s fulfillment of the obligations set forth in this Section 7.1.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(a) Hansoh shall use Commercially Reasonable Efforts to Commercialize the Licensed Product in the Territory to maximize the commercial return. Such efforts shall include marketing, promoting and selling the Licensed Product in a diligent sustained manner consistent with the standard practices of the pharmaceutical industry and as directed by the JCC. Hansoh shall establish and consistently seek to achieve specific and meaningful sales goals and allocate sufficient resources designed to meet such objectives, including, but not limited to, fielding, training (including any reasonably necessary medical education) and supervising a sales force (including an appropriate management structure) reasonably necessary for Hansoh to perform its commercialization obligations hereunder. Hansoh’s Commercialization obligations shall include, but not be limited to, the following:

(i) [***].

(ii) On an indication-by-indication and region-by-region basis, [***].

(b) Hansoh shall have the final decision-making authority in relation to the pricing of the Licensed Product in the Territory; provided that Hansoh shall use good faith in setting pricing of the Licensed Product (containing Licensed Compound as its sole API) to maximize the commercial return of the Licensed Product (containing Licensed Compound as its sole API) and [***].

Section 7.2 Commercialization Plan. The Commercialization activities with respect to a Licensed Product shall be set forth in a written plan that contains, in reasonable detail, the major Commercialization activities, including revenue targets and unit forecasts, planned for such Licensed Product in the Territory and the timelines for achieving such activities (the “Commercialization Plan”). Hansoh shall deliver an initial draft of the Commercialization Plan for the NMOSD indication to Viela for Viela’s review no later than within [***] ([***]) [***] of the Effective Date for the NMOSD indication. Viela shall have the right to review and comment on such Commercialization Plan and Hansoh shall consider incorporating any reasonable comments received from Viela prior to finalizing such Commercialization Plan.

Section 7.3 Commercialization Reports. For each calendar year following the first Regulatory Approval for the Licensed Product in the Territory, Hansoh shall provide to Viela and the JCC annually within [***] ([***]) [***] after the end of such calendar year a written report that summarizes the Commercialization activities performed by or on behalf of Hansoh, its Affiliates and sublicensees in the Territory during such calendar year. Such reports shall be Confidential Information of Hansoh.

Section 7.4 Product Trademarks. Hansoh shall have the right to brand the Licensed Products in the Territory using trademarks, logos, and trade names it determines appropriate for the Licensed Products, which may vary by region or within a region (the “Product Marks”). Hansoh shall own all rights in the Product Marks in the Territory and shall register and maintain the Product Marks in the Territory that it determines reasonably necessary. Upon Hansoh’s request, Viela shall reasonably assist Hansoh in the selection and design of the Product Marks at Hansoh’s cost. Hansoh shall also have the right (pursuant to this Section 7.4) to use Viela Trademarks. If Hansoh elects to use the Viela Trademarks in connection with the Commercialization of the Licensed Products in the Territory, Viela shall and hereby grants to

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Hansoh, during the Term and subject to the terms and conditions of this Agreement, a royalty-free, exclusive license under Viela’s rights to use such Viela Trademarks in connection with the Commercialization of the Licensed Products in the Field in the Territory in compliance with Applicable Laws. Hansoh shall comply with Viela’s brand usage guidelines provided to Hansoh in its use of the Viela Trademarks. For the avoidance of doubt, Viela (a) has sole discretion regarding prosecution and maintenance of the Viela Trademarks, provided that, after Hansoh has initiated launch efforts to Commercialize the Licensed Product under any particular Viela Trademarks, Viela shall notify Hansoh in writing of any decision to modify and/or discontinue the application or registration of such Viela Trademarks in the Territory, and shall not carry out such modification or discontinuation without Hansoh’s prior written consent (not to be unreasonably withheld), further provided that Viela shall not be required to obtain Hansoh’s consent if such modification and/or discontinuation is required by the applicable Regulatory Authority in the Territory or is necessary to avoid any potential infringement of the rights of any Third Party, and (b) has no obligation to ensure that, and provides no guarantee that, any applications included in the Viela Trademarks issues to a registered trademark in the Territory.

Section 7.5 No Diversion. Hansoh hereby covenants and agrees that it shall not, and shall ensure that its Affiliates and sublicensees shall not, directly or indirectly, promote, market, distribute, import, sell or have sold the Licensed Products, including via internet or mail order, outside the Territory. With respect to any country or region outside the Territory (which are exclusively reserved for Viela), Hansoh shall not, and shall ensure that its Affiliates and their respective sublicensees shall not: (a) establish or maintain any branch, warehouse or distribution facility for Licensed Products in such countries, (b) engage in any advertising or promotional activities relating to Licensed Products that are directed primarily to customers or other purchaser or users of Licensed Products located in such countries, (c) solicit orders for Licensed Products from any prospective purchaser located in such countries, or (d) sell or distribute Licensed Products to any person in the Territory who intends to sell or has in the past sold Licensed Products in such countries. If Hansoh receives any order for any Licensed Product from a prospective purchaser reasonably believed to be located in a region or country outside the Territory, Hansoh shall immediately refer that order to Viela and Hansoh shall not accept any such orders. Hansoh shall not deliver or tender (or cause to be delivered or tendered) Licensed Products into a country or region outside the Territory. Hansoh shall not, and shall ensure that its Affiliates and their respective sublicensees shall not, knowingly restrict or impede in any manner Viela’s exercise of its retained exclusive rights outside Territory.

ARTICLE 8

AUDIT AND INSPECTION RIGHTS

Section 8.1 Hansoh’s Records. Hansoh shall keep, and shall require its Affiliates and permitted sublicensees to keep (all in accordance with the GAAP, consistently applied), for a period not less than [***] ([***]) [***] complete and accurate records in sufficient detail to properly reflect Net Sales and to enable any milestone payment payable hereunder to be determined.

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Section 8.2 Audit by Viela. Viela will have the right to audit and inspect the applicable financial records and related documents and facilities of Hansoh and/or any relevant Affiliate or sublicensee, solely in connection with Licensed Product, (i) if without cause no more frequent than [***], and (ii) if with cause at any time during the Term, and for [***] ([***]) [***] after termination or expiration of this Agreement, upon reasonable prior written notice, to ensure Hansoh’s compliance with the terms of this Agreement. Hansoh will also comply, and will cause its Affiliates and sublicenses to comply, with all audits and inspections required pursuant to any Upstream License.

Section 8.3 Cost of Audit by Viela. The cost of the audit and inspection will be borne by Viela, unless the audit reveals an underpayment of royalty payments of [***] ([***]) or greater for the period under audit, in which case, Hansoh shall cover the cost.

Section 8.4 Underpayment to Viela. In the event that Viela discovers any underpayment of royalty payments on the part of Hansoh, such underpayment shall be subject to interest subject to Section 8.8 measured from the date that full payment should have been paid.

Section 8.5 Audit by Hansoh. Hansoh will have the right to audit and inspect the applicable financial records and related documents (such as Third Party manufacturer’s invoices) and facilities of Viela and/or any relevant Affiliate, (i) if without cause and for the purpose of determining Fully Burdened Cost, no more frequent than once a year, and (ii) if with cause at any time during the Term and [***] ([***]) [***] after termination or expiration of this Agreement, upon reasonable prior written notice, to ensure Viela’s compliance with the terms of this Agreement.

Section 8.6 Cost of Audit by Hansoh. The cost of the audit and inspection will be borne by Hansoh, unless there has been an overreporting of the Fully Burdened Cost of [***] ([***]) or greater for the period under audit, in which case, Viela shall cover the cost.

Section 8.7 Overreporting by Viela. In the event that there has been an overreporting of the Fully Burdened Cost on the part of Viela that results in an overpayment by Hansoh, such overpayment shall be fully creditable against amounts payable for the immediately succeeding paying period(s) until accounted for in full; provided, however, that in no event shall Viela be required to reimburse Hansoh for any such overpaid amounts out-of-pocket.

Section 8.8 Interest. Hansoh shall pay interest on any amounts overdue under this Agreement at a per annum rate of [***] ([***]) points above the Prime Rate or the 1-year LIBOR rate, whichever is lower, assessed from the day payment was initially due; provided, however, that in no case shall such interest rate exceed the highest rate permitted by Applicable Laws. The payment of such interest shall not foreclose Viela from exercising any other rights it may have because any payment is overdue.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

Section 9.1 Mutual Representations, Warranties and Covenants. Viela and Hansoh, each for itself and its Affiliates, represent, warrant and covenant to the other Party as of the Effective Date:

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(a) the execution, delivery to the other Party and performance by it of this Agreement and its compliance with the terms and provisions of this Agreement do not and shall not conflict, in any material respect, with, or result in a breach of, any of the terms or provisions of: (i) any other contractual obligations of such Party; (ii) the provisions of its charter, operating documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which it or any of its property is bound except where such breach or conflict would not materially impact the warranting Party’s ability to meet its obligations hereunder;

(b) this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and (ii) equitable principles of general applicability;

(c) such Party is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation or formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof except where failure to be in good standing would not materially impact the Party’s ability to meet its obligations hereunder;

(d) such Party is duly authorized, by all requisite corporate action, to execute and deliver this Agreement and the execution, delivery and performance of this Agreement by such Party does not require any shareholder action or approval, and the Person executing this Agreement on behalf of such Party is duly authorized to do so by all requisite corporate action;

(e) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Party in connection with the valid execution, delivery and performance of this Agreement; and

(f) in the course of performing its obligations or exercising its rights under this Agreement, shall, and shall cause its Affiliates, permitted sublicensees to, comply with all Applicable Laws, including as applicable, the applicable equivalent in the Territory to cGMP, Good Clinical Practice (GCP), Good Laboratory Practice (GLP), and Good Safety Practice (GSP) standards, and shall not employ or engage any party who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

Section 9.2 Anti-Corruption Compliance. Each Party makes the following representations, warranties and covenants:

(a) Compliance. Neither Party nor any of its Affiliates, nor any of their respective shareholders, directors, officers, employees, agents, consultants or other representatives have performed or will perform, in connection with this Agreement, directly or indirectly, any act constituting a violation of the FCPA, the UK Anti-Bribery Act, or the anti-bribery laws of the Territory or any other countries, or any regulations promulgated thereunder, including, without limitation, making, promising to make or offering to make any contribution, gift, bribe, rebate,

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payoff, influence payment, kickback or other payment to anyone, including any “foreign official” (as defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, whether in money, property, services or anything else of value, in violation of any Applicable Laws or for the purpose of (1) obtaining favorable treatment in securing business, (2) paying for favorable treatment for business secured, (3) obtaining special concessions or for special concessions already obtained, (4) otherwise influencing the acts of such foreign official, political party or official thereof or candidate for foreign political office in their official capacity, or (5) otherwise obtaining an improper advantage in securing or retaining business.

(b) Cooperation with Investigations. Each Party will fully cooperate with any ethics or compliance investigations into possible FCPA violations of the FCPA or the anti-bribery laws and regulations of the Territory or other countries that arise in connection with this Agreement.

(c) Complete and Accurate Books and Records. Each Party will keep accurate financial books and records in connection with its performance under this Agreement.

(d) To its knowledge as of the Effective Date and during the Term, neither such Party nor any of its subsidiaries nor any of their Affiliates, directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of such Party or any of its subsidiaries or any of their Affiliates:

(i) has taken any action in violation of any applicable anticorruption law, including the FCPA, the UK Anti-Bribery Act, or the anti-bribery laws of the Territory or any other countries;

(ii) has corruptly, offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official (as defined in Section 9.2(f) below);

(iii) has influenced any act or decision of any Public Official in his official capacity;

(iv) has induced such Public Official to do or omit to do any act in violation of his lawful duty;

(v) has secured any improper advantage; or

(vi) has induced such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities) in obtaining or retaining any business whatsoever.

(e) As of the Effective Date, none of the officers, directors, employees, of such Party or of any of its Affiliates or agents acting on behalf of such Party or any of its Affiliates, in each case that are employed or reside outside the United States, are themselves Public Officials.

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(f) For purposes of this Section 9.2, “Public Official” means (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; and (iv) any person acting in an official capacity for any government or government entity, enterprise or organization identified above.

Section 9.3 Additional Warranties and Representations by Viela. Viela additionally represents and warrants to Viela that as of the Effective Date:

(i) it Controls the Licensed IP and has the right to grant all rights and licenses it purports to grant to Hansoh hereunder;

(ii) to its knowledge, it has provided full, accurate and complete disclosure to Hansoh of all material information relating to the Licensed Product and the Licensed IP as required for Hansoh’s exercise of the Licenses;

(iii) to its knowledge, the Licensed IP includes all Intellectual Property Controlled by Viela Covering the import, sale, having sold, offering for sale, and otherwise Commercialization of the Licensed Product in the Field in the Territory;

(iv) it has not granted, does not intend to grant and will not grant licenses or other rights under the Licensed Product and the Licensed IP within the Territory that are in conflict with the terms and conditions of the Agreement;

(v) to its knowledge, there is no infringement or threatened infringement of the Licensed IP by a Third Party;

(vi) it has not received written notice alleging that the Development or Commercialization of the Licensed Product infringes or misappropriates any Intellectual Property right of any Third Party in the Territory, and, to its knowledge, the exercise of the Licenses in accordance with this Agreement does not infringe or misappropriate any Intellectual Property right of any Third Party; and

(vii) to its knowledge, none of Licensed Patents are invalid or unenforceable.

Section 9.4 No Other Warranties. EXCEPT AS EXPRESSLY STATED IN HEREIN, THE SUPPLY AGREEMENT, ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED BY STATUTE, COMMON LAW, OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTY THAT THE USE OF SUCH LICENSED COMPOUND OR LICENSED PRODUCT WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY, ARE EXCLUDED AND DISCLAIMED.

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ARTICLE 10

INDEMNIFICATION; THIRD PARTY CLAIMS

Section 10.1 Indemnification by Hansoh. Hansoh shall indemnify and hold Viela, its Affiliates, and their respective directors, agents and employees (collectively, the “Viela Indemnitees”) harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising in connection with any and all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations or injunctions by a Third Party (each a “Third Party Claim”) resulting or otherwise arising from (i) the Development or Commercialization of the Licensed Product by Hansoh, its Affiliates or permitted sublicensee in and for the Territory, (ii) the breach of any obligations, warranties, representations and covenants hereunder by Hansoh, its Affiliates or permitted sublicensees, or (iii) the intentional act or omission or the negligence of Hansoh, its Affiliates or permitted sublicensees, except to the extent that such Losses arise from, are abased on, or result from any of activity or occurrence for which Viela is obligated to indemnify the Hansoh Indemnitees pursuant to Section 10.2.

Section 10.2 Indemnification by Viela. Viela shall indemnify, defend and hold Hansoh, its Affiliates, and their respective directors, agents and employees harmless (collectively, the “Hansoh Indemnitees”) from and against any and all Losses arising in connection with any and all Third Party Claims resulting or otherwise arising from (i) the Development, Manufacture or Commercialization of the Licensed Product outside the Territory, (ii) the breach of any obligations, warranties, representations or covenants hereunder by Viela or its Affiliates, or (iii) the intentional act or omission or the negligence of Viela or its Affiliates, except to the extent that such Losses arise from, are abased on, or result from any of activity or occurrence for which Hansoh is obligated to indemnify the Viela Indemnitees pursuant to Section 10.1.

Section 10.3 Indemnification Procedures.

(a) Notice of Claim. All indemnification claims under Section 10.1 or Section 10.2, as applicable, will be made solely by any Hansoh Indemnitee or Viela Indemnitee (collectively, the “Indemnified Parties” and each an “Indemnified Party”). The Indemnified Party will give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses and any legal proceeding initiated by a Third Party against the Indemnified Party as to which the Indemnified Party intends to make a request for indemnification under Section 10.1 or Section 10.2, as applicable, but in no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice except to the extent that such delay actually prejudices the defense of such proceeding. Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). Together with the Indemnification Claim Notice, the Indemnified Party will furnish promptly to the Indemnifying Party copies of all notices and documents (including court papers) received by any Indemnified Party in connection with the Third Party Claim.

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(b) Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim subject to indemnification as provided for in Section 10.1 or Section 10.2, as applicable, by giving written notice to the Indemnified Party within [***] ([***]) [***] after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel it selects, and such Indemnifying Party shall thereafter continue to defend such Third Party Claim in good faith. Should the Indemnifying Party assume the defense of a Third Party Claim (and continue to defend such Third Party Claim in good faith), the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim, unless the Indemnifying Party has failed to assume the defense and employ counsel in accordance with this Section 10.3.

(c) Right to Participate in Defense. Without limiting the foregoing, any Indemnified Party will be entitled to participate in the defense of a Third Party Claim for which it has sought indemnification hereunder and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnified Party’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has failed to assume the defense (or continue to defend such Third Party Claim in good faith) and employ counsel in accordance with this Section 10.3, in which case the Indemnified Party will be allowed to control the defense at the Indemnifying Party’s expense.

(d) Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnified Party (i) becoming subject to injunctive or other relief or (ii) admitting any breach or violation of contract or law, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its reasonable discretion, will deem appropriate (provided, however, that such terms shall include a complete and unconditional release of the Indemnified Party from all liability with respect thereto). With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 10.3(b), the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided, it obtains the prior written consent of the Indemnified Party (which consent will be not be unreasonably withheld, conditioned or delayed). The Indemnifying Party that has assumed the defense of (and continues to defend) the Third Party Claim in accordance with Section 10.3(b) will not be liable for any settlement or other disposition of a Loss by an Indemnified Party that is reached without the written consent of such Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without first offering to the Indemnifying Party the opportunity to assume the defense of the Third Party Claim in accordance with Section 10.3(b).

(e) Cooperation. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnified Party to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third Party Claim. Such cooperation will include access during normal business hours afforded to the Indemnifying Party

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to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses incurred in connection with such cooperation.

(f) Expenses of the Indemnified Party. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim will be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

Section 10.4 LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT INCLUDED IN LOSSES RESULTING FROM A THIRD PARTY CLAIM FOR WHICH ONE PARTY IS OBLIGATED TO INDEMNIFY THE OTHER PARTY (OR AN INDEMNITEE OF SUCH OTHER PARTY) PURSUANT TO THIS ARTICLE 10 OR ARTICLE 13 IN NO EVENT WILL EITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION LOST PROFITS OR REVENUES), INDIRECT, PUNITIVE, SPECIAL, OR LIQUIDATED DAMAGES OF ANY KIND UNDER OR IN CONNECTION WITH THIS AGREEMENT, OTHER THAN IN THE EVENT OF INTENTIONAL MISREPRESENTATION, FRAUD OR WILLFUL MISCONDUCT.

Section 10.5 Insurance. During the Term, each Party shall procure, provide a certificate of insurance of, and maintain insurance, including general liability insurance and product liability insurance, adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent companies similarly situated at least [***]([***]) [***] prior to when Licensed Product is being clinically tested in human subjects (in the case of clinical trial insurance) or commercially distributed or sold (in the case of product liability insurance) by such Party pursuant to this Agreement. The policies of insurance obtained by the Parties hereunder must state that the insurer shall notify the other Party at least [***] ([***]) [***] prior to termination, cancellation of, or any material change in, the coverage provided.

ARTICLE 11

TERM AND TERMINATION

Section 11.1 Term. This Agreement shall become effective as of the Effective Date shall continue in full force and effect until terminated pursuant to this ARTICLE 11 (the “Term”).

Section 11.2 Unilateral Termination by Hansoh. Hansoh shall have the right to terminate this Agreement at any time after the Effective Date, without cause, upon providing one hundred and twenty (120) days’ prior written notice to Viela.

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Section 11.3 Termination for Material Breach. Either Party (the “Terminating Party”) may terminate this Agreement in its entirety, or on a region-by-region and Licensed Product-by-Licensed Product basis, in the event the other Party (the “Breaching Party”) has materially breached any material term under this Agreement, and such material breach has not been cured within sixty (60) days after receipt of written notice of such breach by the Breaching Party from the Terminating Party (the “Cure Period”). For clarity, the Parties agree that at least each of (a) each of the exclusivity terms set forth in Section 2.4; and (b) each of the terms set forth in Section 9.2 is a material term. The written notice describing the alleged material breach shall provide sufficient detail to put the Breaching Party on notice of such material breach. Any termination of this Agreement pursuant to this Section 11.3 shall become effective at the end of the Cure Period, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period; provided that in the event a claim of material breach is being contested diligently and in good faith by appropriate proceedings hereunder, any termination pursuant to this Section 11.3 shall not become effective unless and until such material breach has been established in such proceedings and, in the event that, following such establishment, a cure may then be accomplished by the payment of money or the taking of certain actions, such payment or actions are not paid or taken within [***] ([***]) [***] of the conclusion of such proceedings. The right of either Party to terminate this Agreement as provided in this Section 11.3 shall not be affected in any way by such Party’s waiver of or failure to take action with respect to any previous breach under this Agreement.

Section 11.4 Termination due to Bankruptcy. Either Party may terminate upon [***] ([***]) [***] written notice if the other Party: (i) becomes subject to a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, (ii) becomes subject to an involuntary petition regarding the foregoing that is not dismissed within [***] after filing, (iii) declares or admits publicly and in writing that it is insolvent or is unable to meets its debts as they mature, or (iv) makes an assignment for the benefit of all or substantially all of its creditors. Notwithstanding anything to the contrary, a dissolution for the purposes of reorganization shall not trigger termination rights under this Section 11.4 and if either Party is able to fulfill its commitments under the Agreement notwithstanding the foregoing clauses (i)-(iv), then no right of termination shall be triggered.

Section 11.5 Effect of Termination. All of the following effects of termination are in addition to the other rights and remedies that may be available to either of the Parties under this Agreement and shall not be construed to limit any such rights or remedies. In the event this Agreement is terminated (which, for clarity, will not include an expiration), then:

(a) Reversion of Rights to Viela. Without limiting the effect that such termination shall have on any provisions of this Agreement, other than those provisions that this Agreement expressly provides shall survive such termination, (i) all rights and licenses granted herein to Hansoh shall immediately terminate, (ii) all such rights shall revert back to Viela; and (iii) Hansoh shall cease any and all Development and Commercialization activities with respect to the Licensed Product as soon as is reasonably practicable under Applicable Law.

(b) Trademarks. Hansoh shall, and shall cause its Affiliates and permitted sublicensees, to promptly transfer and assign to Viela, at no cost to Viela, all Product Marks.

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(c) Transition Assistance. Hansoh shall, and shall cause its Affiliates and permitted sublicensees, to provide assistance, at no cost to Viela, as may be reasonably necessary or useful for Viela or its designee to commence or continue Developing, seeking or maintaining Regulatory Approval, or Commercializing Licensed Products in the Territory for a period of at least [***] ([***]) [***] after the effective date of such termination (the “Transition Period”), (i) to the extent Hansoh is then performing or having performed such activities, including transferring or amending as appropriate, upon request of Viela, any agreements or arrangements with Third Party to Develop and Commercialize the Licensed Products in the Territory; and (ii) with respect to any sublicenses Hansoh entered into with Third Parties, at Viela’s option, either assign such sublicenses to Viela or terminate such sublicenses. To the extent that any such contract between Hansoh and a Third Party is not assignable to Viela or its designee, then Hansoh shall reasonably cooperate with Viela to arrange to continue to and provide such services from such entity.

(d) Ongoing Clinical Trial. If at the time of such termination, any Clinical Trials for the Licensed Products are being conducted by or on behalf of Hansoh in the name of Viela pursuant to ARTICLE 3, then, at Viela’s election on a Clinical Trial-by-Clinical Trial basis: Hansoh shall, and shall cause its Affiliates and permitted sublicensees to, (i) (A) continue to conduct such Clinical Trial during the Transition Period or another period of time as determined by Viela after the effective date of such termination at Viela’s cost, and (B) after such period, to (y) fully cooperate with Viela to transfer the conduct of all such Clinical Trial to Viela or its designee or (z) continue to conduct such Clinical Trials in the name of Viela, at Viela’s cost, for so long as necessary to enable such transfer to be completed without interruption of any such Clinical Trials, or (ii) fully cooperate with Viela to transfer the conduct of all such Clinical Trial to Viela or its designee.

(e) Inventory. At Viela’s election and request, Hansoh shall (i) transfer to Viela or its designee all inventory of the Licensed Product then in possession or control of Hansoh, its Affiliates or permitted sublicensees; provided that Viela shall pay Hansoh a price equal to Viela’s costs for such Licensed Products or (ii) (A) continue to use Commercially Reasonable Efforts to Commercialize all inventory of the Licensed Products then in possession or control of Hansoh, its Affiliates or permitted sublicensees during the Transition Period and make the corresponding payments, including any milestone payments or royalties to Viela under this Agreement as though this Agreement had not been terminated and (B) after the Transition Period, transfer to Viela or its designee any remaining inventory of the Licensed Product to Viela or its designee at a price equal to Viela’s costs for such Licensed Products.

(f) Return of Confidential Information. At the Disclosing Party’s election, the Receiving Party will return (at Disclosing Party’s expense) or destroy all tangible materials comprising, bearing, or containing any Confidential Information of the Disclosing Party relating to the Licensed Product that are in the Receiving Party’s or its Affiliates’ or sublicensees’ possession or control and provide written certification of such destruction (except to the extent any information is the Confidential Information of both Parties or to the extent that the Receiving Party has the continuing right to use the Confidential Information under this Agreement); provided that the Receiving Party may retain one copy of such Confidential Information for its legal archives. Notwithstanding anything to the contrary set forth in this Agreement, the Receiving Party will not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures.

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(g) License to Viela. The license granted to Viela in Section 2.6 shall become for throughout the world.

Section 11.6 Remedies. Except as otherwise explicitly set forth in this Agreement, termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration, nor prejudice either Party’s right to obtain performance of any obligation. Each Party shall be free, pursuant to Section 14.6, to seek, without restriction as to the number of times it may seek, damages, costs and remedies that may be available to it under Applicable Law or in equity and shall be entitled to offset the amount of any damages and costs obtained against the other Party in a final determination under Section 14.6, against any amounts otherwise due to such other Party under this Agreement.

Section 11.7 Survival. All provisions in Articles 8, 10, 13 and 14, and Sections 2.6, 2.7, 2.8, 9.4, 11.5, 11.6, 11.7, 12.1, 12.2, 12.3, and 12.4 shall survive the termination, cancellation or expiration of this Agreement.

ARTICLE 12

INTELLECTUAL PROPERTY

Section 12.1 Ownership of Inventions. Each Party shall own any Inventions made solely by its (or its Affiliates’) own employees, agents, or independent contractors in the course of conducting its activities under this Agreement, together with all intellectual property rights therein (“Sole Inventions”). The Parties shall jointly own any Inventions for which the inventors include at least one employee, agent, or independent contractor of each Party (or its respective Affiliates) in the course of performing activities under this Agreement, together with all intellectual property rights therein (“Joint Inventions”); provided that, any Inventions that are improvements upon Licensed IP shall be deemed included in the Licenses granted to Hansoh under this Agreement. Inventorship shall be determined in accordance with U.S. patent laws. Subject to any licenses granted under this Agreement, each Party will have the right to practice and exploit any Joint Inventions without the duty of accounting to any other Party or seeking consent (for licensing, assigning or otherwise exploiting Joint Inventions) from the other Party by reason of the joint ownership thereof; and each Party hereby waives any right such Party may have under the laws of any jurisdiction to require any such approval or accounting and, to the extent there are any Applicable Laws that prohibit such a waiver, each Party will be deemed to have so consented. In furtherance thereof, at the reasonable written request of a Party, the other Party will in writing grant such consents and confirm that no such accounting is required to effect the foregoing regarding Joint Inventions.

Section 12.2 Disclosure of Inventions. Either Party shall promptly disclose to the other Party any Sole Invention that relates to the Licensed Product. With respect to any Joint Invention, each Party shall promptly disclose to the other Party any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing the Joint Invention, and all information relating to such Invention to the extent necessary for the use of such Invention in the Development or Commercialization of the Licensed Product and, to the extent patentable, for the preparation, filing and maintenance of any Patent with respect to such Invention.

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Section 12.3 Prosecution of Patents.

(a) Licensed Patents. As between the Parties, Viela shall have the sole right and authority, to prepare, file, prosecute and maintain the Patents within the Licensed Patents on a worldwide basis, and at its expense. Viela shall, during the Term, (i) keep Hansoh reasonably informed of the status of the Licensed Patents and provide Hansoh with copies of material communications from any patent authority in the Territory in connection therewith; (ii) provide Hansoh with drafts of all proposed material filings and correspondences to any patent authorities in the Territory with respect to the Licensed Patents for Hansoh’s review and comment prior to the submission of such proposed filings and correspondences; and (iii) reasonably consider in good faith Hansoh’s comments prior to submitting such filings and correspondences. If Viela determines in its discretion to abandon or not maintain any Licensed Patent(s) owned by Viela in the Territory, then Viela shall provide Hansoh with written notice of such determination within such period of time reasonably necessary to allow Hansoh to assume the responsibility of maintenance and/or prosecution of such Licensed Patent(s) (which notice from Viela shall be given no later than [***] ([***]) [***] prior to any final deadline for any pending action or response that may be due with respect to such Licensed Patent(s) with the applicable patent authority) and thereafter Hansoh shall have the right, not the obligation to assume the maintenance and/or prosecution of such Licensed Patent(s) in the Territory in the name of Viela at Hansoh’s cost.

(b) Hansoh Patents. Hansoh shall have the sole right and authority to prepare, file, prosecute and maintain the Patents claiming Hansoh’s Sole Inventions that do not constitute a Hansoh Licensed Compound Invention on a worldwide basis at its sole expense. Hansoh shall have the sole right and authority to prepare, file, prosecute and maintain the Patents claiming Hansoh’s Sole Inventions that constitute a Hansoh Licensed Compound Invention (the “Hansoh Patents”) in the Territory at its sole expense. Viela shall have the sole right and authority, to prepare, file, prosecute and maintain the Hansoh Patents outside the Territory at its expense. The prosecuting Party shall, during the Term, (i) keep the non-prosecuting Party reasonably informed of the status of the Hansoh Patents and provide the non-prosecuting Party with copies of material communications from any patent authority in connection therewith; (ii) provide the non-prosecuting Party with drafts of all proposed material filings and correspondences to any patent authorities with respect to the Hansoh Patents for the non-prosecuting Party’s review and comment prior to the submission of such proposed filings and correspondences; and (iii) reasonably consider in good faith the non-prosecuting Party’s comments prior to submitting such filings and correspondences. If the prosecuting Party determines in its discretion to abandon or not maintain any Hansoh Patent(s), then the prosecuting Party shall provide the non-prosecuting Party with written notice of such determination within such period of time reasonably necessary to allow the non-prosecuting Party to assume the responsibility of maintenance and/or prosecution of such Hansoh Patent(s) (which notice from the prosecuting Party shall be given no later than [***] ([***]) [***] prior to any final deadline for any pending action or response that may be due with respect to such Hansoh Patent(s) with the applicable patent authority) and thereafter the non-prosecuting Party shall have the right, not the obligation to assume the maintenance and/or prosecution of such Hansoh Patent(s) in the Territory at its cost. Nothing in this Section 12.3(b) shall be construed to mean that Viela has forfeited its interest in or rights to any Hansoh Patent(s).

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(c) Joint Patents. Except as otherwise provided in this Section 12.3(c), Viela shall have the primary right and authority to prepare, file, prosecute and maintain the Patents claiming Joint Inventions (“Joint Patents”) on a worldwide basis at its own expense. Viela shall provide Hansoh with a reasonable opportunity to review and comment on its efforts to prepare, file, prosecute and maintain Joint Patents, including by providing Hansoh with a copy of material communications from any patent authority regarding any Joint Patent, and by providing drafts of any material filings or responses to be made in advance of submitting such filings or responses. Viela shall consider Hansoh’s comments regarding such communications and drafts in good faith and shall not unreasonably disregard any such comments. If Viela determines in its discretion to abandon or not maintain any Joint Patent(s) anywhere in the world, then Viela shall provide Hansoh with a written notice of such determination within such period of time reasonably necessary to allow Hansoh to determine its interest in such Joint Patent(s) (which notice from Viela shall be given no later than [***] ([***]) [***] prior to any final deadline for any pending action or response that may be due with respect to such Joint Patent(s) with the applicable patent authority) and thereafter Hansoh shall have the right, not the obligation to assume the maintenance and/or prosecution of such Licensed Patent(s) in the Territory in the name of Viela at Hansoh’s cost; provided that nothing in this Section 12.3(c) shall be construed to mean that Viela has forfeited its interest in or rights to any such Joint Patent(s).

(d) Cooperation in Prosecution. Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent prosecution efforts provided in this Section 12.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution, as well as further actions as set forth below. Such assistance and cooperation shall include making a Party’s inventors and other scientific advisors reasonably available to assist the other Party’s prosecution efforts.

(i) The Parties shall respectively prepare, file, maintain and prosecute the Licensed Patents, the Hansoh Patents and the Joint Patents as set forth in this Section 12.3. As used herein, “prosecution” of such Patents shall include all communication and other interaction with any patent office or patent authority having jurisdiction over a patent application in connection with pre-grant proceedings.

(ii) All communications between the Parties relating to the preparation, filing, prosecution or maintenance of the Licensed Patents, the Hansoh Patents and the Joint Patents, including copies of any draft or final documents or any communications received from or sent to patent offices or patenting authorities with respect to such Patents, shall be considered Confidential Information of the Party Controlling the relevant Patent and subject to the confidentiality provisions of ARTICLE 13.

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Section 12.4 Intellectual Property Enforcement.

(a) In the event that either Party becomes aware of any infringement or potential infringement of any of the Licensed IP, Hansoh Patents or Joint Patents by a Third Party in the Territory, such Party shall promptly notify the other Party in writing, identifying the infringer or potential infringer and the infringement complained of and furnishing the information upon which such determination is based. Hansoh shall have the exclusive right to enforce Hansoh Patents in the Territory, and Viela shall have the right to enforce Hansoh Patents outside the Territory. Viela shall also have the right, but not the obligation, to sue such alleged infringers in the Territory in connection with the Licensed IP or Joint Patents. Viela shall consult with Hansoh prior to initiating any such infringement suit in the Territory to ensure that the intended course of action is not likely to adversely affect Hansoh’s Development and Commercialization of the Licensed Product within the Territory. In the event that Viela elects not to initiate a lawsuit or take other reasonable action with respect to an infringement described in this Section 12.4 of any Licensed Patents owned by Viela or Joint Patents in the Territory, or any Hansoh Patent or Joint Patent outside the Territory, Hansoh shall have the right, but not the obligation, to initiate such suit or take such other action, after providing [***] ([***]) [***] (or [***] ([***]) [***] in the event there is a time limit) notice to Viela and giving good faith consideration to Viela’s reason(s) for not initiating a suit or taking other action.

(b) If one Party elects to bring suit or take action under this Section 12.4 against an infringement, then the other Party shall have the right, prior to commencement of the suit or action, to join any such suit or action. Each Party shall provide to the Party enforcing any such rights under this Section 12.4 reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts, and shall consult the other Party in any important aspects of such enforcement, including determination of material litigation strategy and filing of important papers to the competent court. Neither Party shall settle any claim, suit or action that it brought under this Section 12.4 involving Licensed IP or Joint Patents without the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned.

(c) If either Party recovers monetary damages from any Third Party in a suit or action brought under Section 12.4 or any royalties, milestones or other payments from a license agreement with a Third Party resulting from any alleged infringement of Licensed IP or Joint Patents, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation, action or license negotiations, and any remaining amounts shall be retained by the Party bringing the suit or action; provided if such Party is Hansoh, such remaining amounts shall be included in the Net Sales in the applicable calendar year.

Section 12.5 Infringement of Third Party Intellectual Property. If, during the Term, either Party receives any notice, claim or proceedings from any Third Party alleging infringement of that Third Party’s Intellectual Property in the Territory by reason of either Party’s activities in relation to the Agreement, either Party receiving such notice shall promptly notify the other Party of such notice, claim or proceeding and Hansoh shall have the first right, but not the obligation, to resolve such infringement or such possibility, including entering into a Third Party license with

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such Third Party with Viela’s prior written consent; provided that Hansoh shall not, without Viela’s prior written consent, enter into any compromise or settlement that (i) admits the invalidity of any Licensed Patent or Joint Patent in the Territory or elsewhere in the world, or (ii) requires Viela to relinquish any Licensed Patent or Joint Patent in the Territory or elsewhere in the world. Viela shall have the right to consult with Hansoh about any such litigation and to participate in and be represented by independent counsel in such litigation at Viela’s own expense. In the event that Hansoh elects not to resolve such infringement or such possibility of infringement, then (a) Viela shall, at Hansoh’s cost and expense, resolve such infringement or such possibility, and (b) Viela shall consider in good faith Hansoh’s comments with respect to strategy and negotiation of any action or proceeding. Hansoh shall, at the request of Viela, agree to timely commence or join in any necessary litigation, and in any event to cooperate with Viela in such litigation. Hansoh shall have the right to consult with Viela about any such litigation and to participate in and be represented by independent counsel in such litigation at Hansoh’s own expense.

Section 12.6 Publications. Viela shall have the right to publish, present, or announce, either orally or in writing, any results or data relating the Licensed Compound or Licensed Product, without the need to seek consent from Hansoh, subject to Article 13. Except as required by Applicable Law Hansoh shall not publish results or data without prior written consent from Viela, such consent not to be unreasonably withheld. If Hansoh desires to publish, present, or announce, either orally or in writing, any results or data relating the Licensed Compound or Licensed Product, Hansoh will submit to Viela such proposed publication, presentation or announcements for approval by Viela at least [***] ([***]) [***] prior to the proposed date of publication or disclosure, whichever is earlier. Notwithstanding any approval by Viela, (a) at Viela’s request, Hansoh will delay publication or disclosure for such reasonable period, not to exceed an additional [***] ([***]) [***], to permit the filing of patent applications; and (b) in no event will Hansoh publish Viela’s Confidential Information without Viela’s prior express written consent.

ARTICLE 13

CONFIDENTIALITY

Section 13.1 Confidential Information. As used in this Agreement, the term “Confidential Information” means all information, whether it be written or oral, including all production schedules, lines of products, volumes of business, processes, new product developments, product designs, formulae, technical information, laboratory data, clinical data, patent information, know-how, trade secrets, financial and strategic information, marketing and promotional information and data, and other material relating to any products, projects or processes of one Party (the “Disclosing Party”) that is provided to, or otherwise obtained by, the other Party (the “Receiving Party”) in connection with this Agreement (including information exchanged prior to the date hereof in connection with the transactions set forth in this Agreement). Notwithstanding the foregoing sentence, Confidential Information shall not include any information or materials that:

(i) were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party, to the extent such Receiving Party has documentary evidence to that effect;

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(ii) were generally available to the public or otherwise part of the public domain at the time of disclosure thereof to the Receiving Party;

(iii) became generally available to the public or otherwise part of the public domain after disclosure or development thereof, as the case may be, and other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement;

(iv) were disclosed to a Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(v) were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party, to the extent such Receiving Party has documentary evidence to that effect.

Section 13.2 Confidentiality Obligations. During the Term and for [***] ([***]) [***] thereafter, either Party shall keep all Confidential Information received from or on behalf of the other Party with the same degree of care with which it maintains the confidentiality of its own Confidential Information, but in all cases no less than a reasonable degree of care. Neither Party shall use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other person other than to such of its and its Affiliates’ directors, officers, managers, employees, independent contractors (e.g., CRO, SMO, and investigational sites), agents, consultants or, solely with respect to Hansoh, its sublicensees who have a need to know such Confidential Information to implement the terms of this Agreement or enforce its rights under this Agreement; provided, however, that a Receiving Party shall advise any of its and its Affiliates’ directors, officers, managers, employees, independent contractors (e.g., CRO, SMO, and investigational sites), agents, consultants or, solely with respect to Hansoh, its sublicensees, who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure (including, in the case of a Third Party, by means of a written agreement with such Third Party having terms at least as protective as those contained in this ARTICLE 13) that all such directors, officers, managers, employees, independent contractors (e.g., CRO, SMO, and investigational sites), agents, consultants or, solely with respect to Hansoh, its sublicensees comply with such obligations. Upon termination of this Agreement, the Receiving Party shall return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the possession of the Receiving Party or its directors, officers, managers, employees, independent contractors (e.g., CRO, SMO, and investigational sites), agents, consultants or, solely with respect to Hansoh, its sublicensees, except that the Receiving Party may keep one copy of the Confidential Information in the legal department files of the Receiving Party, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this ARTICLE 13. It is understood that receipt of Confidential Information under this Agreement will not limit the Receiving Party from assigning its employees to any particular job or task in any way it may choose, so long as such recipient shall have agreed in writing to maintain the confidentiality of Confidential Information in accordance with the terms of this Agreement. The Receiving Party shall remain responsible for any failure by any such Person to treat such Confidential Information as required by this Agreement. If the

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Receiving Party is required to disclose Confidential Information in response to a court order or subpoena or to comply with the rules or regulations of regulatory agency or governmental agency in any country, the Receiving Party shall provide prior notice of such intended disclosure to the Disclosing Party in sufficient time to enable the Disclosing Party to object or seek a limitation as to the scope of the disclosure.

Section 13.3 Permitted Disclosure and Use. Notwithstanding Section 13.2, (i) either Party may disclose Confidential Information belonging to the other Party only to the extent such disclosure is reasonably necessary to: (a) comply with or enforce any of the provisions of this Agreement; (b) comply with Applicable Laws; (c) respond to subpoena or other compulsory legal process; or (d) disclose Confidential Information related to the Licensed Product only to the extent such disclosure is made to a governmental authority, including Regulatory Authority, and is reasonably necessary to obtain or maintain Regulatory Approval of a Licensed Product, as applicable. If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 13.3, such Party shall give advance written notice of such disclosure to the other Party sufficient to permit such other Party reasonable opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information, including seeking a protective order or other appropriate remedy.

Section 13.4 Confidentiality of Agreement Terms. The Parties acknowledge that the terms of this Agreement shall be treated confidentially as Confidential Information of both Parties. Notwithstanding the foregoing, such terms may be disclosed by a Party to investment bankers, actual or potential investors or acquirers, and their respective advisors, in the context of a potential transaction, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this ARTICLE 13. In addition, a copy of this Agreement may be filed by a Party with the U.S. Securities and Exchange Commission, or similar regulatory agency in a country other than the United States or of any stock exchange or other securities trading institution, as required by Applicable Law. In connection with any such filing, such Party shall endeavor to obtain confidential treatment of economic and trade secret information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information except as permitted hereunder. The Party subject to such disclosure requirement shall, if reasonably practicable under the circumstances, provide the other Party with a reasonable opportunity to review and comment in advance on the disclosing Party’s proposed disclosure and such disclosing Party shall consider in good faith any comments thereon provided by the other Party.

Section 13.5 Notification. The Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information, and will cooperate with the Disclosing Party in any reasonably requested fashion to assist the Disclosing Party to regain possession of such Confidential Information and to prevent its further unauthorized use or disclosure.

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ARTICLE 14

MISCELLANEOUS

Section 14.1 Force Majeure. All cases of force majeure, i.e., any events beyond the reasonable control of the Parties due to fire, flood, earthquake, explosion, riot, strike, lockout, war and similar casualties, shall, for the duration and to the extent caused by such disturbances, release the affected Party from the performance of its obligations hereunder (except Hansoh’s payment obligations hereunder). Either Party shall notify the other Party promptly in the event of any indications of any such incidents occurring and shall discuss the effect of such incidents on this Agreement and the measures to be taken. Either Party shall use its best endeavors to reasonably avoid or restrict any detrimental effects in connection with such incidents.

Section 14.2 Publicity. Neither Party shall make a public announcement regarding the fact of conclusion of this Agreement without the prior written consent of the other Party. When one Party wishes to make a public announcement regarding the Agreement, such Party shall notify the other Party of its intended announcement text and other relevant information on which the other Party may comment.

Section 14.3 Assignment. The Agreement shall not be assignable by either Party (other than as described herein) without the prior written consent of the other Party, except that either Party may make an assignment, in whole or in part, without the other Party’s consent to its Affiliates for so long as such entity remains as an Affiliate of such Party. Further, in the event of a Change of Control of Viela, Viela may assign this Agreement to the entity who will own the Licensed IP. Any permitted assignment shall be binding on the successors of the assigning Party. This Agreement shall inure to the benefit of and be binding on the Parties’ successors and permitted assigns. Any assignment or transfer in violation of this Section 14.3 shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning non-transferring Party shall not recognize, nor shall it be required to recognize, such assignment or transfer.

Section 14.4 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for each party remain valid, binding and enforceable.

Section 14.5 Interpretation. In the negotiation of this Agreement, each Party has received advice from its own attorney. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against either Party because that Party or its attorney drafted the provision. The headings of each ARTICLE and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular ARTICLE or Section. The terms “including,” “includes” or “include,” whenever used in this Agreement, are deemed to be followed by the words “without limitation,” “such as” means “such as without limitation,” and other general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things. All communications and notices between the Parties pursuant to this Agreement will be in English. If a document, including this Agreement or any portion thereof, is translated into any language other than the English language, the English language text shall govern.

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Section 14.6 Dispute Resolution. The Parties hereto shall use their best efforts to settle amicably any controversies arising out of this Agreement. Any controversy or disputes or claims arising between the Parties in connection with this Agreement which cannot be settled in an amicable way shall be finally settled by arbitration administered by the Hong Kong International Arbitration Centre in Hong Kong under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”), by a single arbitrator agreed by the Parties or, in the absence of agreement, appointed in accordance with the ICC Rules. Any award or decision made in such arbitration shall be final and binding upon the Parties and enforceable in a court of competent jurisdiction.

Section 14.7 Jurisdiction. Without derogating from the agreement to arbitration aforesaid, exclusive jurisdiction for disputes and all proceedings shall be in the competent courts of Singapore.

Section 14.8 Governing Law. Governing law shall be the law of the State of New York, without regard to conflict of laws provisions that would require the application of the laws of any other jurisdiction, and the application of United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.

Section 14.9 Entire Agreement; Amendment. This Agreement, including the exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof (including the Term Sheet). There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized representative of each Party.

Section 14.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 14.11 Third Party Beneficiaries. This Agreement is entered into for the sole protection and benefit of the Parties, and their respective permitted successors and assigns. No other person shall have any rights or causes of action under this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Section 14.12 Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below, and shall be deemed to have been given for all purposes (i) when delivered, if hand-delivered or sent by facsimile on a Business Day, (ii) on the third (3rd) Business Day after mailing if sent by a reputable international overnight courier service, or (iii) on the seventh (7th) Business Day after mailing, if mailed by first-class certified or registered airmail, postage prepaid, return receipt requested. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

If to Viela:

Viela Bio

One MedImmune Way, Area Two, Floor One

Gaithersburg, MD, 20878

USA

Attention: Head of Business Development

Emails: rena@vielabio.com

With a copy to (which will not constitute notice):

Ropes & Gray LLP

36F, Park Place

1601 Nanjing Road West

Shanghai 200040

Attention: Arthur Mok and Geoffrey Lin

Emails: Arthur.Mok@ropesgray.com; and Geoffrey.Lin@ropesgray.com

If to Hansoh:

Hansoh Bio LLC

[***]

[***]

[***]

Attention: Business Development & Alliances

Email: [***]

With a copy to (which will not constitute notice):

Greenberg Traurig LLP

One International Place, Suite 2000

Boston, MA 02110

Attention: Fang Xie

Email: xief@gtlaw.com

Section 14.13 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by .pdf or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were the original signatures.

[Signature page follows]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

VIELA BIO, INC.

By:	/s/ Zhengbin (Bing) Yao
Name:	Zhengbin (Bing) Yao
Title:	Chief Executive Officer
Date:

Hansoh Pharmaceutical Group Company Limited

By:	[***]
Name:	[***]
Title:	[***]
Date:

Signature page to License and Collaboration Agreement

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit A

Licensed Patents

[***]

Exhibit A

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit B

Licensed Compound

[***]

Exhibit B

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit C

List of Upstream Licenses

[***]

Exhibit C

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit D

Viela Trademarks

Mark	Country	Status	Filing Number	Registration Number
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Exhibit D

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit E

Licensed Affiliates

[***]

Exhibit E

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit F

Binding Term Sheet for Supply Agreement

[***]

Exhibit F

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.